Exhibit 107.1

CALCULATION OF REGISTRATION FEE

Form S-8

(Form Type)

Centessa Pharmaceuticals plc

(Exact name of Registrant as Specified in its Charter)

Newly Registered Securities

Security Type	Security Class Title(1)	Fee Calculation Rule	Amount Registered(2)	Proposed Maximum Offering Price Per Share(5)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Ordinary shares, nominal value £0.002 per share

Equity	— reserved for issuance pursuant to the Centessa Pharmaceuticals plc 2021 Share Option and Incentive Plan	Rule 457(c) and Rule 457(h)	4,742,169 (3)	$3.89	$18,447,037.41	0.00011020	$2,032.86

Equity	— reserved for issuance pursuant to the Centessa Pharmaceuticals plc 2021 Employee Share Purchase Plan	Rule 457(c) and Rule 457(h)	948,433 (4)	$3.89	$3,689,404.37	0.00011020	$406.57

Total Offering Amounts					$22,136,441.78		$2,439.43

Total Fee Offsets							$0

Net Fee Due							$2,439.43
(1)

These shares may be represented by the American Depositary Shares (“ADSs”) of Centessa Pharmaceuticals plc (the “Registrant”). Each ADS represents one Ordinary Share, nominal value £0.002 per share. ADSs issuable upon deposit of the Ordinary Shares registered hereby were registered pursuant to a separate Registration Statement on Form F-6 (File No. 333-256385).

(2)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional Ordinary Shares of the Registrant which become issuable under the above-named plans by reason of any stock dividend, stock split, recapitalization, anti-dilution or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding Ordinary Shares. Pursuant to Rule 416(c) under the Securities Act, this Registration Statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein. In accordance with Rule 457(h)(2), no separate fee calculation is made for plan interests.

(3)

Represents an automatic increase to the number of Ordinary Shares available for issuance under the Registrant’s 2021 Share Option and Incentive Plan (the “2021 Plan”) effective as of January 1, 2023. Ordinary Shares available for issuance under the 2021 Plan were previously registered on Form S-8 filed with the Securities and Exchange Commission on June 11, 2021 (Registration No. 333- 257027) and July 1, 2022 (Registration No. 333-265977).

(4)

Represents an automatic increase to the number of shares available for issuance under the Registrant’s 2021 Employee Share Purchase Plan (the “2021 ESPP”) effective as of January 1, 2023. Shares available for issuance under the 2021 ESPP were previously registered on Form S-8 filed with the Securities and Exchange Commission on June 11, 2021 (Registration No. 333- 257027) and July 1, 2022 (Registration No. 333-265977).

(5)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h)(1) of the Securities Act, and based on $3.89, the average of the high and low sale prices of the of the Registrant’s common stock as reported on the Nasdaq Global Select Market on March 15, 2023.